UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

L3 TECHNOLOGIES, INC.
(Exact names of registrants as specified in their charters)

DELAWARE	001-37975	13-3937436
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01. — Other Events.

Cash Tender Offers

On May 30, 2018, L3 Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it has commenced cash tender offers (the “Tender Offers”) for any and all of its 5.20% Senior Notes due 2019 (the “2019 Notes”) and its 4.75% Senior Notes due 2020 (together with the 2019 Notes, the “Notes”). The complete terms and conditions of the Tender Offers are set forth in an offer to purchase and related letter of transmittal and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that will be sent to registered holders of the Notes and be posted online at www.dfking.com/L3. The Tender Offers will expire at 5:00 p.m., New York City time, on June 5, 2018, unless extended or earlier terminated.

The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offers will be determined in the manner described in the Tender Offer Documents by reference to the applicable specified fixed spread with respect to each series of the Notes plus the applicable yield with respect to each series of the Notes based on the bid-side price of the applicable U.S. Treasury Reference Security (as specified in the Tender Offer Documents) with respect to each series of the Notes at 2:00 p.m., New York City time, on June 5, 2018, unless extended.

Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the Company initially makes payment for such Notes, which date is anticipated to be June 6, 2018 (the “Settlement Date”). Notes tendered by notice of guaranteed delivery and accepted for purchase will be purchased on the third business day after the Expiration Date but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Senior Notes Offerings

On May 30, 2018, the Company commenced an underwritten offering (the “Offering”) of senior notes due 2023 and senior notes due 2028, under its preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2018, which supplements the base prospectus included in the Company’s shelf registration statement on Form S-3 (No. 333-212152), filed with the SEC on June 21, 2016.

The Company intends to use the net proceeds from the Offering together with cash on hand to fund the Tender Offers and any applicable redemption of the Notes that are not tendered in the Tender Offers.

ITEM 9.01. — Financial Statements and Exhibits.

(D) Exhibits

Exhibit	Description

99.1	Press release dated May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: May 30, 2018